UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2008
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-12084 (Commission File Number)	34-1559357 (IRS Employer identification No.)

300 Madison Avenue
Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
SIGNATURES

     Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     Base salary adjustments for 2009. In October 2008, we announced that salaries for all management, professional, sales and administrative positions at Libbey would be frozen indefinitely. All of our executive officers, including our Named Executives, are subject to this wage freeze, which we expect to last at least twelve (12) months.
     Amended and Restated Employment Agreements, Change in Control Agreements and Indemnity Agreements. Commencing in late 2007, the Compensation Committee of our Board of Directors undertook a comprehensive review of the employment agreements and change in control agreements between our Company and our executives. In undertaking its review, the Committee recognized that the existing agreements are binding upon the Company and cannot be amended or modified without the consent of the executives. However, the Committee undertook its review with two goals in mind:
     (1) to identify any changes to the agreements that are necessary in order to ensure that they comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and
     (2) to identify changes to the agreements that may be mutually acceptable to the Company and the executives and that may bring the agreements into greater conformity with contemporary governance and market practices.
     The Committee was assisted in its review by its independent consultant, Hewitt Associates.
As a result of its review, the Committee recommended to our Board of Directors, and on December 2, 2008, the Board approved, the execution and delivery by the Company of:
•	Amended and restated employment agreements (“amended employment agreements”) for each of our executive officers, including our Named Executives;

•	Amended and restated change in control agreements (“amended CIC agreements”) for each of our executive officers (including our Named Executives) and certain other members of management; and

•	Amended indemnity agreements for each of our executive officers (including our Named Executives).
In addition, our Board of Directors approved the execution and delivery by the Company of amended and restated indemnity agreements for each member of our Board of Directors who is not an employee of our Company.
     For a description of the material terms of our existing employment agreements and existing change in control agreements, please refer to our proxy statement filed with the Securities and Exchange Commission on April 4, 2008.
     The amended employment agreements, amended CIC agreements and amended indemnity agreements will be executed before the end of this year, will be effective January 1, 2009, and will reflect the following material changes to the existing employment agreements, change in control agreements and indemnity agreements, respectively:
     Amended employment agreements:
•	The amended employment agreements will have a term of one (1) year, commencing on January 1, 2009. As is the case under the existing agreements, the term of the amended employment agreements will be extended automatically unless the Company gives notice of non-renewal to the affected executive officer(s) by September 30 of the then-current term.
•	Each executive officer’s existing employment agreement provides that, if the Company gives the executive notice of non-renewal, the executive will have “Good Reason” to terminate the agreement unless the Company concurrently gives notice of non-renewal with respect to the employment agreements of all other executive officers who are party to them. If an executive has “Good Reason” to terminate the agreement, the executive is entitled to payment of benefits under the agreement. Under the amended employment agreements, each executive officer will be assigned to one of two groups – Group A and Group B. The executive officers assigned to Group A are our Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer. All of the remaining executive officers will be assigned to Group B.

If the Company gives an executive notice of non-renewal of the executive’s amended employment agreement, the executive will not have “Good Reason” to terminate the agreement if the Company concurrently gives notice of non-renewal with respect to the employment agreements of the other executive officers in his or her group. For example, if the Company gives each of our CEO, COO and CFO notice of non-renewal, by September 30, 2009, that their amended employment agreements will not be renewed for the 2010 calendar year, none of the CEO, COO or CFO will be entitled to claim that the notice of non-renewal provides them with “Good Reason” to terminate their employment and receive the benefits provided under the amended employment agreements. Special provisions will apply to the COO and CFO if, at the time the Company gives them notice of non-renewal of their amended employment agreements, John F. Meier has ceased to serve as CEO and there is no written agreement in effect between the Company and the individual selected to replace him as CEO on either an interim or permanent basis.
•	Under the existing employment agreements, severance is payable as salary continuation, beginning immediately upon separation from service. In order to comply with Section 409A of the Code, the amended employment agreements will provide that amounts payable as severance will be paid in a lump sum that is not payable until the first day of the seventh month after the executive’s separation from service.

•	Under the existing employment agreements, an executive is eligible for a bonus for the year in which his or her termination occurs, and the amount of the bonus is the lesser of the executive’s target bonus for the year or the average paid to all other executive officers for the year, in each case prorated through the date of separation from service. Under the amended employment agreements, the amount of the bonus for the year in which termination occurs will be the executive’s target bonus, prorated through the date of termination, but in no event less than 50% of the executive’s target bonus.

•	Similarly, the severance multiple (3X for Mr. Meier and 2X for all other executive officers) under the amended employment agreements will be calculated based upon the executive’s target bonus for the year in which termination occurs. Under the existing employment agreements, the severance multiple is calculated based upon the lesser of the executive’s target bonus for the year or the average paid to all other executive officers for the year.

•	The existing employment agreements provide that long-term incentive compensation will be paid at target, but prorated through the date of termination. However, at the time the existing employment agreements were executed, long-term incentive compensation consisted of cash awards and the only form of equity compensation that we granted to our executives consisted of non-qualified stock options. Since then, the Committee has authorized awards of long-term incentive compensation consisting of performance shares that may be earned only if the Company achieves certain performance metrics. Under the amended employment agreements, performance shares will be paid out only if they actually are earned for the performance cycles during which separation from service occurs, and the amount payable will be prorated through the date of termination.
•	The existing employment agreements include provisions prohibiting an executive from competing with the Company for 24 months following the executive’s separation from service. Based upon input from Hewitt Associates as to current market practice, the amended employment agreements will shorten the length of the non-compete obligation to 12 months following separation from service.

•	The existing employment agreements require the Company to “gross up” the severance payable to an executive if the severance is subject to the excise tax imposed by Section 4999 of the Code. Under each executive officer’s amended employment agreement, the Company’s obligation will be modified to provide that the Company will “gross up” the severance only if the aggregate “present value” of the “parachute payments” to be paid or provided under the amended employment agreement exceeds 1.10 times the product of three and the executive’s “base amount,” with the terms “present value,” “parachute payments” and “base amount” having the meanings given to them in Section 280G of the Code. If the ““present value” of the executive’s “parachute payments” under the amended employment agreement does not exceed 1.10 times the product of three and the executive’s “base amount,” then the payments to be made to the executive will be reduced to the minimum amount necessary so that the payments do not constitute “excess parachute payments” within the meaning of Section 280G of the Code.
     Amended CIC agreements:
•	The amended CIC agreements will provide that amounts generally will be paid out under an executive’s amended CIC agreement only if:
o	A change in control occurs and the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason” within two years after the occurrence of the change in control; or

o	After a potential change in control (as defined below) occurs and before a change in control is consummated, the executive’s employment is terminated by the Company without “Cause” or by the executive for “Good Reason,” but the executive is entitled to payments under this provision only if the change in control actually is consummated; or

o	Prior to the occurrence of a potential change in control, the executive’s employment is terminated by the Company without “Cause” or by the executive based upon events that would constitute “Good Reason” if they were to occur after a change in control, and the executive reasonably demonstrates that termination of his or her employment, or the events giving rise to “Good Reason,” (a) was or were either at the request of or induced by a third party who has taken steps reasonably calculated to effect a change in control or (b) otherwise arose in connection with or in anticipation of a change in control.

     A “potential change in control” will be deemed to occur if:
     (i) we enter into an agreement, the consummation of which would result in a change in control;
     (ii) any person publicly announces an intention to take or to consider taking actions that would result in a change in control;
     (iii) any person becomes the beneficial owner of at least 10% of our voting stock, but this provision does not apply to Zesiger Capital (which we believe currently has beneficial ownership of more than 10% of our common stock) unless Zesiger Capital obtains beneficial ownership of 25% or more of our voting stock; or
     (iv) our Board adopts a resolution to the effect that, for purposes of the amended CIC agreements, a potential change in control has occurred.
•	The amended CIC agreements will eliminate the provision (commonly referred to as a “walk-at-will” provision) obligating the Company to pay severance benefits to an executive who terminates his or her employment without Good Reason within a 30-day period commencing on the first anniversary of a change in control.

•	The amended CIC agreements will eliminate from the existing change in control agreements a provision entitling an executive to terminate his or her employment for “Good Reason” (and accordingly to receive severance benefits) if the executive is subjected, within the two-year period after a change in control, to continued harassing or denigrating treatment in the workplace that is inconsistent with the executive’s position at the Company.

•	The definition of “change in control” contained in the amended CIC agreements will:
o	Increase the beneficial ownership threshold that triggers a change in control from 20% of our stock to 30% of our stock, consistent with the definition contained in Section 409A of the Code;

o	Require that, in order to trigger a change in control, a merger, consolidation or liquidation actually must be consummated rather than merely be approved by the Company’s shareholders; and

o	Eliminate a provision that triggers a change in control if a person becomes the beneficial owner of 10% or more of the combined voting power of our stock and either (a) our CEO is terminated and/or replaced during the period beginning 60 days before, and ending two years after, the person becomes a 10% beneficial owner, or (b) individuals constituting at least one-third of the members of our Board on the date 61 days before the person becomes a 10% beneficial owner cease for any reason to serve on the Board during the period beginning 60 days before, and ending two years after, the person becomes a 10% beneficial owner.
•	The amended CIC agreements will provide that, upon the occurrence of a change in control, we are obligated to pay annual bonuses for the year in which the change in control occurs. The amount payable to an executive will be the amount of his or her target bonus, prorated through the date of the change in control but subject to a minimum bonus equal to 50% of the executive’s target bonus.

•	All other cash severance payable under the amended CIC agreements will be subject to the six-month delay mandated by Section 409A of the Code.

•	Unearned performance shares for each performance cycle during which the executive’s separation from service occurs will be paid to the executive at target and prorated through the date of termination, but will not be subject to the six-month delay in payment.

•	Restricted stock units (“RSUs”) that are not vested when the change in control occurs will be converted to a cash value using the closing price of our stock on the last business day prior to the date on which the change in control occurs, but the cash value will vest and be paid out only if and when:
o	the executive has satisfied the vesting requirement by remaining employed with the Company through the date on which the RSUs would have vested had the change in control not occurred; or

o	the executive’s employment is terminated by the Company without “Cause” or the executive quits for “Good Reason” under either his or her amended CIC agreement or the amended employment agreement, as the case may be.
•	The existing change in control agreements prohibit an executive receiving benefits under a change in control agreement from competing with the Company only if the executive terminates his or her employment under the “walk-at-will” provision. Accordingly, an executive whose employment is terminated by the Company without “Cause” or who terminates his or her employment for “Good Reason” is permitted to compete with the Company. As discussed above, the amended CIC agreements will eliminate the “walk-at-will” provision. The amended CIC agreements also will prohibit an executive receiving benefits under his or her amended CIC agreement from competing with the Company for a period of 12 months following his or her separation from service, even if the executive’s employment is terminated by the Company without “Cause” or the executive terminates his or her employment for “Good Reason.”

•	The existing change in control agreements will preclude an executive from soliciting our employees, and obligate an executive to maintain the confidentiality of our proprietary information, for 36 months following termination of the executive’s employment by the Company without “Cause” or by the executive for “Good Reason.” Based upon input from Hewitt Associates as to current market practice, the amended employment agreements will shorten the length of these obligations to 24 months following separation from service.

•	The existing change in control agreements require the Company to “gross up” the severance payable to an executive if the severance is subject to the excise tax imposed by Section 4999 of the Code. Under each executive officer’s amended CIC agreement, the Company’s obligation will be modified to provide that the Company will “gross up” the severance only if the aggregate “present value” of the “parachute payments” to be paid or provided under the amended CIC agreement exceeds 1.10 times the product of three and the executive’s “base amount,” with the terms “present value,” “parachute payments” and “base amount” having the meanings given to them in Section 280G of the Code. If the “present value” of the executive’s “parachute payments” under the amended CIC agreement does not exceed 1.10 times the product of three and the executive’s “base amount,” then the payments to be made to the executive will be reduced to the minimum amount necessary so that the payments do not constitute “excess parachute payments” within the meaning of Section 280G of the Code.

•	The amended CIC agreements will limit the cost of outplacement services to be borne by the Company if an executive is entitled to benefits under his or her amended CIC agreement to $15,000.

•	Each executive’s existing change in control agreement requires the Company to maintain directors and officers insurance covering the executive for a period of six (6) years after the executive’s separation from service. That obligation will not be contained in the executive’s amended CIC agreement; instead, it will be inserted into his or her amended indemnity agreement.
     Amended indemnity agreements: The indemnity agreement for each officer and director will be amended to incorporate the Company’s obligation to maintain directors and officers insurance coverage for a period of six (6) years after the date on which the officer or director, as the case may be, has separated from service.
Amended and Restated Libbey Inc. Supplemental Retirement Benefit Plan. In addition, the Committee authorized us to amend and restate the Libbey Inc. Supplemental Retirement Benefit Plan (the “Supplemental Plan”) effective December 31, 2008. The amendment and restatement was necessary to ensure that the Supplemental Plan complies with Section 409A of the Code. Prior to the amendment and restatement, the form and manner of distribution of any benefit payable to a participant under the Supplemental Plan were the same as the form and timing of any benefit payable to the participant under the qualified Libbey Inc. Cash Balance Plan (the “Cash Balance Pension Plan”). In other words, an executive who elected a lump-sum payment under the Cash Balance Pension Plan automatically would receive a lump-sum benefit under the Supplemental Plan.
In order to comply with Section 409A of the Code, we are amending and restating the Supplemental Plan to require participants to make separate elections as to the form and manner of distribution of benefits payable under the Cash Balance Pension Plan, on the one hand, and the Supplemental Plan, on the other hand. For current participants under these plans, the elections must be made by December 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned here unto duly authorized.

LIBBEY INC. Registrant
Date: December 8, 2008	By:	/s/ Susan A. Kovach
Susan A. Kovach Vice President, General Counsel & Secretary